Exhibit 99.1

COMPANY:	Perma-Pipe International Holdings, Inc.
CONTACT:	Saleh Sagr, President and CEO

Perma-Pipe Investor Relations

(847) 929-1200

investor@permapipe.com

Perma-Pipe International Holdings, Inc. Announces the Departure of David Mansfield and the Appointment of Saleh Sagr as President and Chief Executive Officer

SPRING, TX, June 12, 2025 – Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH, or "Perma-Pipe"), today announced the departure of David Mansfield as Chief Executive Officer ("CEO"), effective June 7, 2025. Concurrent with this announcement, the Board of Directors (the "Board") has appointed Saleh Sagr to serve as President and Chief Executive Officer.

Chairman of the Board Jerome T. Walker commented: "On behalf of the Board of Directors, I want to thank David for his service to Perma-Pipe, and we wish him all the best. The Board is thrilled to welcome Saleh Sagr as our new CEO. He has a proven track record of strategic vision, operational insight, outstanding customer relationships, and strong leadership and we are confident that he will lead Perma-Pipe through continued growth and innovation."

On his appointment, Mr. Sagr commented: "I am honored to be appointed CEO of Perma-Pipe, and I'm grateful to the Board for their trust and confidence in me. Additionally, I would like to thank David Mansfield for his support and trust. I look forward to collaborating closely with our talented global teams, customers, and partners to continue delivering value, innovation, and excellence across all markets we serve."

Mr. Sagr joined Perma-Pipe in 2019 and has held several executive roles, most recently as President. Saleh brings over 30 years of international experience in operations, engineering, and executive leadership across the energy and infrastructure sectors.

Perma-Pipe International Holdings, Inc.

Perma-Pipe International Holdings, Inc. (Nasdaq: PPIH, “Perma-Pipe”, or the “Company”) is a global leader in pre-insulated piping and leak detection systems for oil and gas, district heating and cooling, and other applications. It uses its extensive engineering and fabrication expertise to develop piping solutions that solve complex challenges regarding the safe and efficient transportation of many types of liquids. In total, Perma-Pipe has operations at fourteen locations in six countries.

Forward-Looking Statements

Certain statements and other information contained in this press release that can be identified by the use of forward-looking terminology constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby, including, without limitation, statements regarding the expected future performance and operations of the Company. These statements should be considered as subject to the many risks and uncertainties that exist in the Company's operations and business environment. Such risks and uncertainties include, but are not limited to, the following: (i) fluctuations in the price of oil and natural gas and its impact on customer order volume for the Company's products; (ii) the Company’s ability to purchase raw materials at favorable prices and to maintain beneficial relationships with its suppliers; (iii) decreases in government spending on projects using the Company’s products, and challenges to the Company’s non-government customers’ liquidity and access to capital funds; (iv) the Company’s ability to repay its debt and renew expiring international credit facilities; (v) the Company’s ability to effectively execute its strategic plan and achieve sustained profitability and positive cash flows; (vi) the Company's ability to collect a long-term account receivable related to a project in the Middle East; (vii) the Company’s ability to interpret changes in tax regulations and legislation; (viii) the Company's ability to use its net operating loss carryforwards; (ix) reversals of previously recorded revenue and profits resulting from inaccurate estimates made in connection with the Company’s "over-time" revenue recognition; (x) the Company’s failure to establish and maintain effective internal control over financial reporting; (xi) the timing of order receipt, execution, delivery and acceptance for the Company’s products; (xii) the Company’s ability to successfully negotiate progress-billing arrangements for its large contracts; (xiii) aggressive pricing by existing competitors and the entrance of new competitors in the markets in which the Company operates; (xiv) the Company’s ability to manufacture products free of latent defects and to recover from suppliers who may provide defective materials to the Company; (xv) reductions or cancellations of orders included in the Company’s backlog; (xvi) risks and uncertainties specific to the Company's international business operations; (xvii) the Company’s ability to attract and retain senior management and key personnel; (xviii) the Company’s ability to achieve the expected benefits of its growth initiatives; (xix) the impact of pandemics and other public health crises on the Company and its operations; and (xx) the impact of cybersecurity threats on the Company’s information technology systems. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at https://www.sec.gov and under the Investor Center section of our website (http://investors.permapipe.com).

Perma-Pipe International Holdings, Inc.

Saleh Sagr, President and CEO

Perma-Pipe Investor Relations

investor@permapipe.com

847.929.1200

Source: Perma-Pipe International Holdings, Inc.